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                                                                    Exhibit 5.01

                                                  Hunton & Williams LLP
                                                  Riverfront Plaza, East Tower
                                                  951 East Byrd Street
                                                  Richmond, Virginia 23219-4074

                                                  Tel 804 - 788 - 8200
                                                  Fax 804 - 788 - 8218

June 16, 2006

Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

      Windrose Medical Properties Trust Registration Statement on Form S-3 $350,000,000 of Debt Securities, Common Shares and Preferred Shares

Ladies and Gentlemen:

We have acted as special counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration by the Company of $350,000,000 aggregate offering price of the Company's (i) senior debt securities (the "Senior Debt Securities"), (ii) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), and (iv) preferred shares of beneficial interest, $0.01 par value per share, in one or more series (the "Preferred Shares" and, together with the Debt Securities and the Common Shares, the "Offered Securities"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"). The Senior Debt Securities will be issued pursuant to a senior debt securities indenture between the Company and the trustee named therein (the "Senior Indenture") and the Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture between the Company and the trustee named therein (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). The Offered Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the 1933 Act.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such

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Board of Trustees
Windrose Medical Properties Trust
June 16, 2006
Page 2

documents, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

      1. The Company is a real estate investment trust, duly formed and existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

      2. When the terms of any Offered Securities have been authorized by appropriate action of the Company, and the Offered Securities have been issued and sold in accordance with any agreement of sale with respect to the Offered Securities, then the Offered Securities, (a) to the extent consisting of Preferred Shares or Common Shares, will be validly issued, fully paid and non-assessable and (b) to the extent consisting of Debt Securities, when the applicable Indenture has been duly authorized, executed and delivered and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture, will be validly authorized and issued and binding obligations of the Company, enforceable in accordance with their terms and the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      In expressing the opinions set forth above, we have assumed that (i) the Offered Securities, to the extent consisting of Common Shares or Preferred Shares, will not be issued in violation of any restriction or limitation contained in the Company's Articles of Amendment and Restatement of the Declaration of Trust, as amended or supplemented as of the date hereof (the "Charter"), and (ii) upon issuance of any Offered Securities, to the extent consisting of Preferred Shares and/or Common Shares, the total number of Common Shares and Preferred Shares issued and outstanding will not exceed the total number of shares that the Company is then authorized to issue under the Charter.

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Board of Trustees
Windrose Medical Properties Trust
June 16, 2006
Page 3

      The foregoing opinion is limited to the Maryland REIT Law, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

      We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

      This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

                                                 Very truly yours,

                                                 /s/ Hunton & Williams LLP